UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                               May 23, 2003
                               ------------
                              Date of Report
                    (Date of earliest event reported)


                      OAK RIDGE MICRO-ENERGY, INC.
                      ----------------------------
           (Exact name of registrant as specified in its charter)


     COLORADO                   033-20344-LA                    84-1077242
     --------                   ------------                    ----------
   (State or other         (Commission File Number)           (IRS Employer
   jurisdiction of                                           Identification
    incorporation)                                                 No.)

                             275 Midway Lane
                         Oak Ridge, Tennessee 37830
                         --------------------------
                   (Address of Principal Executive Offices)

                              (865) 220-8886
                              --------------
                       (Registrant's Telephone Number)


                                   N/A
                         --------------------------
         (Former Name or Former Address if changed Since Last Report)
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Item 1.   Changes in Control of Registrant.
          ---------------------------------

     None; not applicable.

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     None; not applicable.

Item 3.   Bankruptcy or Receivership.
          ---------------------------

     None, not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          ----------------------------------------------

     None, not applicable.

Item 5.   Other Events and Regulation FD Disclosure.
          ------------------------------------------

     Effective May 23, 2003, John B. Bates, Chief Technology Officer and Director; and Mark Meriwether, President, Secretary/Treasurer and director, executed a Unanimous Consent of the Board of Directors (the "Consent") pursuant to which shares of the Company's "unregistered" and "restricted" stock were issued as outlined below.

     The Consent was executed after several months of review and discussion of the following matters:

     1. The purposes and intents of Messrs. Meriwether and Bates at the initial closing of the acquisition by the Company of Oak Ridge Micro-energy, Inc., a Nevada corporation ("Oak Ridge Nevada");

     2. The payment by Mr. Meriwether of all expenses of the Company and Oak Ridge Nevada and his importance to the Company;

     3. The cancellation to the Company's treasury in connection with the Oak Ridge Nevada acquisition by Mr. Meriwether without consideration of 22,275,000 shares of the Company's then constituted outstanding common stock;

     4. The need of all cash resources by the Company for development of its technology and the technology covered by its License Agreement with UT-Battelle LLC;

     5. Title III-Corporate Responsibility, of the Sarbanes-Oxley Act of 2002 ("SOX");

     6. The Conference Board, Commission on Public Trust and Private Enterprise Report of September 17, 2002, Findings and
          Recommendations, Part 1: Executive Compensation;

     7. The limited trading volume on common stock of the Company during the last three quarters ending December 31, 2002, and the present market price of the Company's securities;

     8. The anticipated two year restrictions on the public disposition of any compensatory shares of common stock issued to directors, plus the subsequent resale limitations on such securities during the third year following issuance;

     9. The applicable provisions of the Colorado Corporations and Associations Act (the "Colorado Act") and the annotations under the Colorado Act and the Delaware General Corporation Laws (used only for its known breadth of case law) respecting the "business judgment" of directors;

     10. The importance and value of Messrs. Meriwether and Bates to the present and future plans of the Company, and the need to retain their services and commitment to t he Company for a minimum of the next three years;

     11. The nominal compensation each has received from the Company during the year ended December 31, 2002;

     12. Compensation paid in the form of common stock to directors and executive officers in similar types of companies with limited operations and revenues; and

     13. The issuance of the securities for the execution and delivery of Employment Agreements that will protect the Company and its technology, present and future, along with the waiver of substantial termination benefits under prior Employment Agreements of the directors.

     Messrs. Bates and Meriwether agreed to execute Amended and Restated Employment Agreements, copies of which are attached hereto and made a part hereof. See Item 7.

     In connection with the Consent and the execution of the Employment Agreements, the Board of Directors adopted resolutions to issue the following shares of the Company's "unregistered" and "restricted" securities:

          2,350,000 shares to Mark Meriwether, 1,350,000 shares effective immediately, and 1,000,000 shares at March 31, 2004.

          2,150,000 shares to John B. Bates, 1,150,000 shares effective immediately, and 1,000,000 shares at March 31, 2004.

     All of these shares are subject to the following lock-up/leak-out conditions:

               "None of these shares may be publicly sold for a period of two years from the date of their issuance, and commencing at the beginning of the third year from the date of their issuance, no more than one-twelfth of these shares may be publicly sold in any monthly period for the next 12 consecutive months; provided, however, that (i) the lock-up/leak-out conditions may be waived by the Board of Directors, if in its good faith, it determines that the waiver thereof would be in the best interests of the Company and its stockholders for any valid business purpose; (ii) the lock-up/leak-out conditions shall be null and void on the completion of any "change of control transaction; and
               (iii) the lock-up/leak-out conditions shall be void on termination of Mr. Meriwether or Mr. Bates for any reason whatsoever."

     The ownership of these securities vested on the date of these resolutions, and neither termination no resignation shall have any effect on the issuance of the balance of these securities on March 31, 2004.

Item 6.   Resignations of Registrant's Directors.
          ---------------------------------------

     None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

     None; not applicable.

          (b)  Pro Forma Financial Information.

     None; not applicable.

          (c) Exhibits.

     99.1      Employment Agreement of John B. Bates

     99.2      Employment Agreement of Mark Meriwether

Item 8.   Change in Fiscal Year.
          ----------------------

          None; not applicable.

Item 9.   Regulation FD Disclosure.
          -------------------------

          None; not applicable.

                           SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GLOBAL ACQUISITION, INC.

DATED: 6/9/03                           /s/Mark Meriwether
       ------------------                ----------------------------
                                         Mark Meriwether
                                         President, Secretary and Director
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